     As filed with the Securities and Exchange Commission on October 19, 2000
                                                     Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                EXAR CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      94-1741981
    (State of Incorporation)                (I.R.S. Employer Identification No.)

                              -------------------

                                 48720 KATO ROAD
                         FREMONT, CALIFORNIA 94538-1167
                    (Address of principal executive offices)

                               ------------------

                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                             DONALD L. CIFFONE, JR.
                                EXAR CORPORATION
                                 48720 KATO ROAD
                         FREMONT, CALIFORNIA 94538-1167
                                 (510) 668-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   COPIES TO:
                            MATTHEW W. SONSINI, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                        PALO ALTO, CALIFORNIA 94306-2155
                                 (650) 843-5000

                                ----------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                           Proposed Maximum           Proposed Maximum
    Title of Securities                                        Offering                  Aggregate                 Amount of
     to be Registered        Amount to be Registered      Price per Share (1)        Offering Price (1)         Registration Fee
---------------------------- ------------------------- -------------------------- ------------------------------------------------
 Stock Options and Common        1,000,000 shares               $110.56                 $110,562,500               $29,189.00
     Stock (par value
     $.001 per share)
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price of the 1,000,000 shares under the 2000 Equity Incentive Plan are based upon the average of the high and low prices of Registrant's Common Stock on October 18, 2000 as reported on the Nasdaq National Market.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Exar Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

     Not  applicable


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California ("Cooley Godward"). As of the date of this Registration Statement, certain attorneys of Cooley Godward held an aggregate of 3,000 shares of the Registrant's Common Stock.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation and Bylaws include provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified person(s) as director and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

     The Company has entered into agreements with each of its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its listed enterprises, subject to certain limitations set forth in such agreements. The indemnification agreements also set forth the certain procedures that will apply in the event of a claim for indemnification thereunder. The Company has purchased an insurance policy covering the officers and directors of the Company with respect to certain liabilities arising under the Securities Act or otherwise.

                       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable


                                    EXHIBITS

EXHIBIT
NUMBER


      5.1    Opinion of Cooley Godward LLP

     23.1    Independent Auditor's Consent

     23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement

     24.1    Power of Attorney is contained on the signature pages.

     99.1    2000 Equity Incentive Plan

     99.2    Stock Option Grant Notice

     99.3    Nonstatutory Stock Option Agreement


                                  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 19, 2000.


                                      EXAR CORPORATION


                                      By: /s/ Donald L. Ciffone, Jr.
                                          --------------------------
                                          Donald L. Ciffone, Jr.
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Guire and Donald L. Ciffone, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                                TITLE                                    DATE

  /s/  Donald L. Ciffone, Jr.                                Chief Executive Officer,                   October 19, 2000
  ------------------------------------                       President and Director
         DONALD L. CIFFONE, JR


  /s/  Ronald W. Guire                                       Executive Vice President, Chief            October 19, 2000
--------------------------------------                       Financial Officer, Secretary and
         RONALD W. GUIRE                                     Director (Principal Financial and
                                                             Accounting Officer)


  /s/  Raimon L. Conlisk                                     Chairman of the Board                      October 19, 2000
-------------------------------------
         RAIMON L. CONLISK


  /s/  Frank P. Carruba                                      Director                                   October 19, 2000
-------------------------------------
         FRANK P. CARRUBA


  /s/  James E. Dykes                                        Director                                   October 19, 2000
-------------------------------------
         JAMES E. DYKES


  /s/  Richard Previte                                       Director                                   October 19, 2000
-------------------------------------
         RICHARD PREVITE



                                  EXHIBIT INDEX



   EXHIBIT
    NUMBER       DESCRIPTION

      5.1        Opinion of Cooley Godward LLP.

     23.1        Independent Auditor's Consent.

     23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

     24.1        Power of Attorney is contained on the signature pages.

     99.1        2000 Equity Incentive Plan

     99.2        Stock Option Grant Notice

     99.3        Nonstatutory Stock Option Agreement